UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

April 28, 2020

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	PDCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on January 27, 2017, Patterson Companies, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with certain lenders from time to time parties thereto, MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as administrative agent, and Bank of America, N.A., as syndication agent, pursuant to which the lenders agreed to provide certain senior unsecured credit facilities. At present, the Amended Credit Agreement provides for a $500 million revolving line of credit.

Between April 28, 2020 and April 30, 2020, the Company provided notice to the administrative agent to drawdown an aggregate of $340 million. Upon funding of the requested draws, there will be $450 million outstanding under the revolving credit facility, representing 90% of the full amount available. The Company elected to drawdown the revolving line of credit to increase its cash position and provide financial flexibility in light of current economic conditions and uncertainties arising in connection with the COVID-19 pandemic. The proceeds will be used for working capital and other general corporate purposes.

Interest payable on borrowings under the revolving credit facility is variable and is determined as a base rate plus a spread. This spread, as well as a commitment fee on any unused portion of the facility, is based on the Company’s leverage ratio, as defined in the Amended Credit Agreement. The Amended Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default. The revolving credit facility will mature no later than January 27, 2022, and the Company may repay amounts borrowed at any time without penalty.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is filed as Exhibit 10 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

10

Amended and Restated Credit Agreement dated as of January 27, 2017, by and among Patterson Companies, Inc., the lenders from time to time parties thereto, MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as administrative agent, and Bank of America, N.A., as syndication agent, conformed through Amendment No. 3, dated as of December 20, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: May 4, 2020	By:	/s/ Les B. Korsh
Les B. Korsh
Vice President, General Counsel and Secretary